CONSENT OF INDEPENDENT REGISTERED PUBLINC ACCOUNTNG FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Franklin DynaTech Fund (the “Registration Statement”) of our report dated November 16, 2007, relating to the financial statements and financial highlights which appear in the September 30, 2007 Annual Report to Shareholders of Franklin DynaTech Fund, which is also incorporated by reference in such Registration Statement. We also consent to the reference to us under item 5. “Representations and Warranties by the Target Trust on behalf of Target Fund” in Exhibit A to the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the N-1A registration statement of Franklin DynaTech Fund dated February 1, 2008, which also appears in the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement of our report dated June 18, 2008, relating to the financial statements and financial highlights of each of Franklin Technology Fund, Franklin Global Healthcare Fund, and Franklin Global Communications Fund which appears in the April 30, 2008 Annual Report to Shareholders of Franklin Strategic Series, which also incorporated by reference in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Francisco, California
August 1, 2008